EXHIBIT 23.1



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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated October 28, 2014, with respect to the financial statements, which appears in Synergy Resources Corporation's Annual Report on Form 10-K for the year ended August 31, 2014. We also consent to the reference to us under the heading "Experts" in the prospectus included in this Registration Statement.


/s/ EKS&H LLLP

EKS&H LLLP

September 10, 2015
Denver, Colorado



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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 25, 2015, with respect to the Statements of Revenues and Direct Operating Expenses of properties acquired by Synergy Resources Corporation from three independent oil and gas companies for the year ended December 31, 2013, which appears in Synergy Resources Corporation's Form 8-K/A filed on February 26, 2015. We also consent to the reference to us under the heading "Experts" in the prospectus included in this Registration Statement.


/s/ EKS&H LLLP

EKS&H LLLP

September 10, 2015
Denver, Colorado